     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2000

                                                     Registration No. 33-96218
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                   POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1
                                   ON FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 POWERTEL, INC.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                                            58-1944750
      (State or Other                                     (I.R.S. Employer
      Jurisdiction of                                      Identification
     Incorporation or                                         Number)
       Organization)


                             1233 O.G. SKINNER DRIVE
                            WEST POINT, GEORGIA 31833
                                 (706) 645-2000
                           (706) 645-9523 (FACSIMILE)
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                          ----------------------------

                                 ALLEN E. SMITH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 POWERTEL, INC.
                             1233 O.G. SKINNER DRIVE
                            WEST POINT, GEORGIA 31833
                                 (706) 645-2000
                           (706) 645-9523 (FACSIMILE)
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                          ----------------------------

                                    Copy to:

                              James Walker IV, Esq.
                            Terresa R. Tarpley, Esq.
                          Morris, Manning & Martin, LLP
                          1600 Atlanta Financial Center
                            3343 Peachtree Road, N.E.
                             Atlanta, Georgia 30326
                                 (404) 233-7000
                           (404) 365-9532 (facsimile)
                          ----------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and from time to time as determined by market conditions.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If the registrant elects to deliver its latest annual report to security holders or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                          ----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   Subject to Completion, dated April 21, 2000


PROSPECTUS

                                1,224,557 Shares



                                 POWERTEL, INC.


                                  Common Stock


                          ----------------------------


         This prospectus relates to the possible issuance by us from time to time of up to 1,224,557 shares of our common stock to the holders of our currently outstanding warrants to purchase shares of common stock upon the exercise thereof by such holders and in accordance with a warrant agreement relating to the warrants between us and Bankers Trust Company, as warrant agent. We offered and sold the warrants to the public pursuant to a prospectus dated February 1, 1996 as part of an offering of 35,747 units, each unit consisting of ten 12% Senior Discount Notes due 2006 and 32 warrants to purchase shares of our common stock. Each warrant entitles the holder to purchase 1.07 shares of common stock at a price of $16.9546 per share, subject to adjustment as provided in the warrant agreement. Subject to the effectiveness of the registration statement of which this prospectus is a part, the warrants may be exercised at any time prior to the close of business on February 1, 2006.

         Our common stock is quoted on the Nasdaq National Market under the symbol "PTEL." On April 20, 2000, the last reported sales price of our common stock was $66.125 per share.

         Our principal executive offices are located at 1233 O.G. Skinner Drive, West Point, Georgia 31833, and our telephone number is (706) 645-2000.

                          ----------------------------

                YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS"
                      BEGINNING ON PAGE 4 BEFORE PURCHASING
                     ANY OF THE COMMON STOCK OFFERED HEREBY.

                           ---------------------------




         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.








                                 April 21, 2000

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES.


                          ----------------------------








                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                                ----
Where You Can Find More Information.....................................................................          3
Information Incorporated by Reference...................................................................          3
Forward-Looking Information.............................................................................          4
Risk Factors............................................................................................          4
Use of Proceeds.........................................................................................         10
Powertel................................................................................................         10
Plan of Distribution....................................................................................         11
Legal Matters...........................................................................................         11
Experts.................................................................................................         11

                       WHERE YOU CAN FIND MORE INFORMATION

         Powertel files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the following SEC public reference rooms: 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         Our common stock is quoted on The Nasdaq National Market under the symbol "PTEL," and our SEC filings can also be read at the following Nasdaq address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.


                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. However, information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference the items listed below:

         1. our Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

         2. the description of our common stock contained in our registration statement on Form 8-A, declared effective by the SEC on December 20, 1993, including any amendment or report filed for the purpose of updating this information.

         This prospectus is accompanied by a copy of our Form 10-K for the fiscal year ended December 31, 1999. If you need an additional copy of this document, or if you would like to receive a copy of the other item referenced above, you may request copies, at no cost, by writing or telephoning us at the following address: Vice President/General Counsel, Powertel, Inc., 1233 O.G. Skinner Drive, West Point, GA 31833; telephone number (706) 645-2000.

                           FORWARD-LOOKING INFORMATION

         This prospectus, including the information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and financing plans and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "believe," "may," "will," "anticipate," "estimate," "continue," "expect," "could," "should," "would" or "intend." Our actual results could differ materially from those anticipated by these forward-looking statements as a result of the factors described under "Risk Factors" and other information contained in this prospectus and our other SEC filings. In particular, please review the sections captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the year ended December 31, 1999, which report is incorporated by reference. You should also review similar sections contained in any subsequently filed Exchange Act reports. In connection with forward-looking statements which appear in these disclosures, you should carefully consider the factors described in this prospectus under "Risk Factors."


                                  RISK FACTORS

         You should carefully consider the risks and uncertainties described below before making an investment decision. Our business, financial condition and operating results could be adversely affected by any of the following factors, in which event the trading price of our common stock could decline, and you could lose part or all of your investment.

WE NEED SIGNIFICANT CAPITAL TO FUND OUR OPERATIONS AND EXPAND OUR BUSINESS

         We require significant amounts of capital to fund our operations and expand our personal communications services ("PCS") business. We currently estimate that our capital expenditures will total approximately $151 million in 2000, primarily relating to:

         - the continued enhancement and expansion of our PCS network in existing markets and to build out certain secondary cities;

         - the maintenance of our network capacity and service quality and our billing system functionality; and

         - the completion of certain customer service enhancement projects.

Although we are unable to predict the amount of expenditures that we will make beyond 2000, we may need to raise additional capital to fund and expand our business operations. We also will need to raise additional capital if we decide to acquire additional licenses or businesses. We may attempt to raise additional capital through public or private debt or equity financings, vendor financings or other means. However, we cannot guarantee that additional financing will be available to us or, if available, that we will be able to obtain it on terms acceptable to us, favorable to our stockholders and within the limitations contained in our indentures, credit facility and any future financing arrangements. If we fail to obtain additional financing, we could experience delays in some or all of our development and expansion plans and expenditures, which could limit our ability to meet our debt service obligations and could materially adversely affect our business, financial condition and operating results.

IF WE CONTINUE TO EXPERIENCE OPERATING LOSSES, WE MAY BE UNABLE TO MEET OUR WORKING CAPITAL REQUIREMENTS AND DEBT SERVICE OBLIGATIONS

         We have experienced significant operating losses and negative cash flows from operating activities in recent years. We expect to continue to incur operating losses in the future while we continue to expand our PCS system and build our customer base. Our ability to satisfy our debt repayment obligations and covenants depends upon our future performance, which is subject to a number of factors, many of which are beyond our control. We cannot guarantee that we will generate sufficient cash flow from our operating activities to meet our debt service and working capital requirements, and we may need to refinance our indebtedness. However, our ability to refinance our indebtedness will depend on, among other things, our financial condition, the state of the public and private debt and equity markets, the restrictions in the instruments governing our indebtedness and other factors, some of which may be beyond our control. In addition, if we do not generate sufficient cash flow to meet our debt service requirements or if we fail to comply with the covenants governing our indebtedness, we may need additional financing in order to service or extinguish our indebtedness. We may not be able to obtain financing or refinancing on terms that are acceptable to us or favorable to us or our stockholders. In the absence of available financing or refinancing, we could be forced to dispose of assets in order to make up for any shortfall in the payments due on our indebtedness under circumstances that might not be favorable to realizing the highest price for those assets. A substantial portion of our assets consists of intangible assets, principally licenses granted by the Federal Communications Commission. The value of our licenses depends upon a variety of factors, including the success of our PCS business and the wireless telecommunications industry in general. In addition, transfers of interests in licenses are subject to FCC approval. As a result, we cannot guarantee that we would be able to sell our assets quickly enough, or for sufficient amounts, to enable us to meet our debt service or working capital requirements.

BECAUSE WE ARE SUBJECT TO COVENANTS, WE HAVE A LIMITED ABILITY TO ENGAGE IN SOME TYPES OF TRANSACTIONS

         Our indentures and our credit facility subject us to covenants, and any additional financing agreements that we enter into in the future may also subject us to covenants. The covenants in our indentures and our credit facility affect, and in some cases significantly limit or prohibit, our ability to:

         -        incur additional indebtedness and/or create liens;

         -        make prepayments of certain indebtedness;

         -        make investments;

         -        engage in transactions with stockholders and affiliates;

         -        issue capital stock;

         -        sell assets; and

         -        engage in mergers and consolidations.

If we do not comply with the covenants in our indentures and our credit facility, our obligations to repay the debt outstanding under those documents may be accelerated. In addition, covenants contained in our credit facility require us to maintain financial ratios and to achieve targeted performance levels. We cannot guarantee that we will be able to maintain these financial ratios or to achieve these targeted performance levels. Our failure to maintain these ratios or to achieve these targeted performance levels would constitute events of default under the credit facility, even if we are still able to meet our debt service obligations. An event of default under the credit facility would allow the lenders to accelerate the maturity of that indebtedness. This could cause a significant portion of our other indebtedness, including notes outstanding under our indentures, to become immediately due and payable.

VARIOUS FACTORS OUTSIDE OF OUR CONTROL MAY AFFECT OUR OPERATING RESULTS AND CAUSE POTENTIAL FLUCTUATIONS IN OUR QUARTERLY RESULTS

         Our future success depends on a number of factors, many of which are beyond our control. In particular, our revenue depends on our ability to attract and keep subscribers. Most of our subscribers may discontinue their service any time for any reason. Our operating results, cash flows and liquidity may fluctuate significantly in the future due to factors beyond our control, which include:

         -        how quickly we are able to acquire new subscribers;

         -        how expensive it will be to acquire new subscribers;

         - how much money we have to spend to improve our business and expand our operations;

         - how quickly we are able to develop new products and services that our subscribers require and accept;

         -        how our prices compare to those of our competitors; and

         -        other general economic factors.

         It is possible that in some future period, our operating results and/or our growth rate will be below what public market analysts and investors expect. If that happens, the market price of our common stock could decline materially.

THE LACK OF NATIONAL GSM COVERAGE MAY HINDER OUR GROWTH

         Although FCC technical standards for analog cellular systems assure nationwide compatibility between all cellular carriers and handsets, the FCC has not adopted a nationwide technology standard for PCS operations. Accordingly, each PCS licensee is free to select among several competing, and currently incompatible, technologies. We use the Global System for Mobile Communications ("GSM") technical standard in our markets. For our subscribers to roam in other markets, either at least one PCS licensee in the other market must use the GSM standard, or subscribers must use dual-mode handsets compatible with a cellular system in the other market. Dual-mode handsets are more expensive than single-mode handsets. The comparatively higher cost, or the potential lack of consumer acceptance of these handsets, may prevent us from retaining current subscribers or attracting new subscribers.

         Our principal PCS competitors use standards other than GSM. As a result, our subscribers may not be able to conveniently use PCS services while roaming in some areas outside our markets. Sprint PCS and Verizon use PCS systems based on the Code Division Multiple Access ("CDMA") standard. CDMA providers, including competitors in several of our markets, own licenses covering approximately 100% of the U.S. population. AT&T Wireless uses a PCS system based on the Time Division Multiple Access ("TDMA") standard. TDMA providers own licenses covering over 96% of the U.S. population. We and other PCS licensees who use GSM systems own licenses covering markets which represent over 98% of the U.S. population. However, certain major metropolitan areas, such as New Orleans, are not served by GSM providers because licenses covering those areas were not awarded to a GSM provider in the recent FCC reauctions of licenses. In addition, we cannot guarantee that PCS licensees who use GSM systems will successfully build out their markets, or that those who currently use GSM will continue to use GSM. There may also be delays in deploying GSM systems in other markets due to the financial constraints of certain GSM service providers. Accordingly, GSM systems may cover less of the U.S. population than competing standards, and we may have difficulty competing successfully with providers offering a larger coverage footprint or more extensive roaming capabilities.

         There is also a continuing debate as to whether a single international standard should be adopted for the next generation of PCS technology worldwide. The outcome of the debate could have a significant impact on us if a non-GSM standard is chosen as the single worldwide standard for next generation PCS communications.

SIGNIFICANT COMPETITION IN THE MARKETPLACE MAY HINDER OUR GROWTH

         Competition for wireless subscribers is based principally on the services and features offered, system quality, customer service, system coverage, system capacity and price. We currently compete with multiple providers of PCS, cellular and other wireless services. In each market in which we operate, the FCC initially granted six PCS licenses and two cellular licenses. Under current FCC rules, PCS licenses may be combined or further subdivided among any number of providers, subject to certain FCC rules. Competition in our markets is intense. Our wireless competitors include AT&T Wireless, AirTouch, BellSouth Mobility, GTE Wireless, Alltel, Nextel, Price Communications Wireless and Sprint PCS. Many of these competitors have substantially greater financial, technical, marketing, sales and distribution resources than we have, and several operate in multiple segments of the industry. Several of our competitors, through joint ventures and affiliation arrangements, operate or plan to operate nationwide wireless systems throughout the continental United States.

         We also compete with paging, dispatch and continental mobile telephone companies, resellers, and landline telephone service providers. In addition, specialized mobile radio licensees, including Nextel, operate digital mobile communications systems using existing specialized mobile radio frequencies in many cities throughout the United States, including some of our markets. These systems, referred to as enhanced specialized mobile radio, compete with our systems. Given rapid advances in the wireless communications industry, we cannot guarantee that new technologies will not evolve that will compete with our products and services. We expect some competitors to market other services, such as cable television access or landline local exchange or interexchange services, with their wireless telecommunications service offerings.

         Competition in our industry is intense and is a cause of subscriber attrition. We may need to reduce our prices in order to meet reductions in rates by others. Reductions in our prices could adversely affect us by reducing the revenue we receive from our customers. If we are unable or unwilling to reduce our prices, or do not respond quickly to competitive developments, we could lose customers to our


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

competitors. We cannot guarantee that we will continue to compete successfully in this environment or that technologies and products that are more commercially effective than ours will not be developed.

WE ARE SUBJECT TO LITIGATION WHICH COULD ADVERSELY AFFECT OUR BUSINESS

         We are subject from time to time to legal proceedings that arise out of our business operations, including service, billing and collection matters. Although the actual damages sought in these legal proceedings are generally small, some of these legal proceedings may seek punitive damages and/or attempt to be certified as class actions. While we do not expect these legal proceedings to have a material adverse effect on our business, financial condition and operating results, we cannot guarantee that the resolution of any or all of them will not have a material adverse effect.

THE ZONING APPROVALS THAT WE OFTEN NEED TO ERECT A TOWER STRUCTURE MAY HINDER OUR BUILDOUT PLANS

         State and local authorities generally have broad power to establish regulations concerning the use of land in their jurisdictions. These regulations may restrict or prohibit the construction of antenna towers in particular locations and, consequently, may limit the number of antenna sites available to us. We have experienced, and may experience in the future, difficulty in obtaining zoning approvals for tower and antenna sites. These difficulties may delay, or in some cases prevent, our construction of towers and placement of antennae. We cannot guarantee that the application of zoning and other land use regulations by state and local authorities will not have a material adverse effect on our future buildout.

         Under the 1996 Telecommunications Act, states may not restrict cell siting or modification based upon the environmental effects of radio frequency emissions if those emissions meet the standards which the FCC imposed in 1996. However, state and local governmental authorities continue to impose regulations that expressly prohibit the construction of additional tower sites, including several governmental authorities in our markets. In some cases, judicial or other proceedings are pending to challenge a local government's authority in this area. However, it is possible that local governmental authorities may continue to adopt policies or moratoria on construction of new towers or facilities which will delay or prevent the construction of portions of our PCS system.

RADIO FREQUENCY EMISSIONS AND THE USE OF MOBILE TELEPHONES MAY POSE HEALTH OR SAFETY CONCERNS

         Media reports and university and industry studies have suggested that radio frequency emissions from wireless handsets may be linked to various adverse health consequences, including cancer and injuries from automobile accidents, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may discourage the use of wireless handsets or could lead to governmental regulation that could adversely affect our business. Several jurisdictions have proposed legislation which would prohibit or restrict the use and/or possession of a mobile telephone while driving an automobile. If this legislation is adopted in a substantial number of markets, it may have an adverse effect on our business.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, ANY CHANGE IN WHICH COULD AFFECT OUR BUILDOUT PLANS OR FINANCIAL PERFORMANCE

         The licensing, construction, operation, acquisition and sale of wireless systems is regulated by the FCC. Changes in the regulation of these activities, including the issuance of new licenses, could adversely affect our operations. In addition, we cannot guarantee that our licenses will be renewed. All PCS licenses are granted for a 10-year period. At the end of this period the licensee must apply for renewal. Licenses may be revoked by the FCC at any time for cause and renewal of our licenses is also subject to satisfaction of the FCC's build-out requirements.

         We must obtain a number of authorizations and permits from federal, state and local governments. Some of our operating costs are also affected by governmental actions that are beyond our control. We cannot guarantee that we will be able to obtain and retain all necessary governmental authorizations and permits. Our failure to do so could negatively affect our existing operations and delay or prohibit proposed operations.

         Many aspects of the wireless communications industry are subject to federal and state regulations that are constantly evolving. These regulations apply to matters such as technical interconnection requirements, access to 911 service and universal service obligations. Regulations also apply to interference between various types of wireless systems and between wireless devices and other devices, including medical devices. We may be required to modify our business plans or operations in response to new and evolving regulations. We cannot guarantee that we will be able to do so in a cost effective manner, or at all.

THE MAJORITY OF OUR COMMON STOCK IS HELD BY THREE INVESTORS, AND THEY EXERCISE SIGNIFICANT INFLUENCE OVER US

         As of April 17, 2000, based upon publicly-available filings, we believe that ITC Holding Company, Inc. beneficially owned approximately 25.0%, SCANA Communications, Inc. beneficially owned approximately 15.8% and Sonera Ltd. beneficially owned approximately 14.9% of our outstanding common stock. These beneficial ownership percentages include shares of our common stock currently owned directly or indirectly by a person and shares of common stock that such person has the right to acquire within 60 days after April 17, 2000 because of that person's ownership of our preferred stock that is convertible during such period. If these persons acted together, they would have sufficient voting power to control the outcome of corporate actions submitted to our stockholders for approval and to control our management and affairs, including the election of our board of directors and some types of change of control transactions.

WE ARE SUBJECT TO PROVISIONS THAT MAY PREVENT A THIRD-PARTY FROM EFFECTING A CHANGE OF CONTROL

         Even if our stockholders would benefit from a change of control, provisions in our certificate of incorporation, our bylaws, the Delaware Corporation Law and the agreements governing our debt could delay or impede the removal of incumbent directors or discourage a third-party from attempting to acquire control of us.
For example:

         -        We have a staggered board of directors.


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

         - Our certificate of incorporation authorizes the board of directors to issue shares of preferred stock, in one or more series, and to determine the terms, conditions, rights, privileges and preferences of this preferred stock without further stockholder approval.

         - We are governed by Section 203 of the Delaware Corporation Law, which prohibits us from engaging in some mergers, consolidations, sales or other transactions with any person who owns more than a particular percentage of our stock for a period of three years after the date of the transaction in which the person acquired that percentage of our stock, unless specified conditions are met.

         - Our indebtedness may also become due and payable upon a change in control.

Any of these provisions could have the effect of delaying, deferring, or preventing a change of control.


                                 USE OF PROCEEDS

         The net proceeds from any issuance of common stock upon exercise of the warrants are expected to be used to partially finance the development, construction and operating costs associated with our personal communications system.


                                    POWERTEL

         Unless otherwise indicated, all population data set forth herein is based on the 1999 Paul Kagan Associates, Inc. Cellular/PCS POP Book, and all industry data set forth herein is based upon information compiled by the Cellular Telecommunications Industry Association and/or Paul Kagan Associates, Inc.

         Powertel, Inc. provides digital wireless PCS services in the southeastern United States under the name "Powertel." Our licenses encompass a territory of approximately 246,000 contiguous square miles with a population of approximately 24.4 million people. We hold licenses to serve the Major Trading Areas ("MTAs") of Atlanta, Georgia; Jacksonville, Florida; Memphis, Tennessee/Jackson, Mississippi; and Birmingham, Alabama, as well as 13 Basic Trading Areas ("BTAs") in Kentucky and Tennessee. We hold 30 MHz of spectrum in our MTA markets, and we hold 20 MHz of spectrum in all of our BTA markets except for the Knoxville, Tennessee BTA, where we hold a license for 10 MHz of spectrum. We have one of the largest contiguous licensed PCS footprints in the southeastern United States.

         We introduced our services in October 1996 in Jacksonville, Florida and Montgomery, Alabama and, to date, have launched our services in a total of 34 markets in the Southeast. In most of these markets, we were the first to offer PCS services commercially. As of December 31, 1999, we had approximately 341,000 postpaid subscribers and 205,000 prepaid subscribers.

         On April 30, 1999, we sold substantially all of our cellular assets in western Georgia and eastern Alabama to Public Service Cellular, Inc. for approximately $89 million in cash. This transaction constituted the sale of all of our cellular telephone operations. On June 2, 1999, we and certain of our subsidiaries sold 619 of our communications towers to a subsidiary of Crown Castle International Corp. for approximately $262 million in cash. In connection with this sale, certain of our subsidiaries agreed to lease space on these towers for a period of ten years, with three five-year renewal periods that may be exercised at the lessee's option. On December 2, 1999, we and certain of our subsidiaries sold an additional 31 tower sites to Crown Castle for approximately $13 million in cash. We have also entered into a contract with Crown Castle under which they will provide us with build-to-suit tower construction services through December 31, 2000.


                              PLAN OF DISTRIBUTION

         We may from time to time issue up to 1,224,557 shares of common stock, subject to adjustment, to the holders of the warrants upon exercise thereof by such holders and in accordance with the warrant agreement. We will issue the common stock directly or through agents to the holders of the warrants.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby has been passed upon for us by Morris, Manning & Martin, LLP, Atlanta, Georgia.


                                     EXPERTS

         The consolidated financial statements of Powertel, Inc. as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.

                                 POWERTEL, INC.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses payable by Powertel in connection with the sale of the common stock being registered. All amounts are estimates except the SEC registration fee.

                SEC registration fee .......    $ 69,655
                NASD filing fee ............      15,500
                Blue sky fees and expenses .      17,500
                Printing expenses ..........     262,500
                Legal fees and expenses ....     325,000
                Accounting fees and expenses     112,500
                Miscellaneous expenses .....      19,311
                                                --------
                      Total ................    $821,966
                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Powertel's Third Restated Certificate of Incorporation, as amended, contains provisions that provide that no director of Powertel shall be liable for breach of fiduciary duty as a director except for (i) any breach of the director's duty of loyalty to Powertel or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liability under Section 174 of the Delaware Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. Powertel's Certificate of Incorporation contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the Delaware Corporation Law. Under Powertel's Amended and Restated Bylaws, Powertel is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

         Powertel's Certificate of Incorporation also provides that, except as expressly prohibited by law, Powertel shall indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at Powertel's request, in such capacities with another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense of any action, suit, or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Powertel's Certificate of Incorporation provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of Powertel and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, Powertel's Certificate of Incorporation does not permit indemnification in an action or suit by or in the right of Powertel, where such person has been adjudged liable to Powertel, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. In addition, Powertel has entered into indemnity agreements with all of its directors and officers pursuant to which Powertel has agreed to indemnify the directors and officers as permitted by the Delaware Corporation Law and has obtained directors and officers liability insurance.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number            Exhibit Description
-------           -------------------

2(a)         *    Asset Purchase Agreement dated December 23, 1996 by and
                  among Rural Cellular Corporation, Unity Cellular Systems,
                  Inc., InterCel Licenses, Inc. and InterCel, Inc. (Filed as
                  Exhibit 99.1 to the Company's Form 8-K dated December 23, 1996 and incorporated herein by reference.)

2(b)         *    Closing Memorandum dated May 1, 1997 by and between Rural
                  Cellular Corporation, MRCC, Inc., Unity Cellular Systems,
                  Inc., InterCel Licenses, Inc. and InterCel, Inc. (Filed as
                  Exhibit 2.2 to the Company's Form 8-K dated May 12, 1997 and incorporated herein by reference.)**

2(c)         *    Asset Purchase Agreement dated January 5, 1999 by and among
                  Public Service Cellular, Inc., Powertel, Inc., ICEL, Inc. and
                  InterCel Licenses, Inc. (Filed as Exhibit 99.1 to the
                  Company's Form 8-K dated January 5, 1999 and incorporated
                  herein by reference.)**

2(d)         *    Closing Memorandum dated April 30, 1999 by and between
                  Public Service Cellular, Inc., Powertel, Inc., ICEL, Inc. and
                  InterCel Licenses, Inc. (Filed as Exhibit 2.2 to the Company's
                  Form 8-K dated April 30, 1999 and incorporated herein by
                  reference.)**

2(e)         *    Asset Purchase Agreement dated March 15, 1999 by and among
                  Crown Castle International Corp., CCP Inc., Powertel Atlanta
                  Towers, LLC, Powertel Birmingham Towers, LLC, Powertel
                  Jacksonville Towers, LLC, Powertel Kentucky Towers, LLC,
                  Powertel Memphis Towers, LLC and Powertel, Inc. (Filed as
                  Exhibit 2(d) to Powertel's Annual Report on Form 10-K for the
                  year ended December 31, 1998 (the "1998 10-K") and
                  incorporated herein by reference.)**

2(f)         *    Escrow Agreement dated March 15, 1999 by and among Crown
                  Castle International Corp., CCP Inc., Powertel Atlanta Towers,
                  LLC, Powertel Birmingham Towers, LLC, Powertel Jacksonville
                  Towers, LLC, Powertel Kentucky Towers, LLC, Powertel Memphis
                  Towers, LLC, Powertel, Inc. and SunTrust Bank. (Filed as
                  Exhibit 2(e) to the 1998 10-K and incorporated herein by
                  reference.)

4(a)         *    Indenture dated as of February 7, 1996 between InterCel,
                  Inc. and Bankers Trust Company, as Trustee, relating to the
                  12% Senior Discount Notes Due 2006 of InterCel, Inc. (Filed as
                  Exhibit 4(a) to Registration Statement on Form S-1, File No.
                  33-96218 ("February 1996 Form S-1"), and incorporated herein by reference.)

4(b)         *    Warrant Agreement dated as of February 7, 1996 between
                  InterCel, Inc. and Bankers Trust Company, as Warrant Agent.
                  (Filed as Exhibit 4(b) to the February 1996 Form S-1, and
                  incorporated herein by reference.)

4(c)         *    Form of Indenture (including form of Note) between InterCel,
                  Inc. and Bankers Trust Company, as Trustee, relating to the
                  12% Senior Discount Notes Due 2006 of InterCel, Inc. (Filed as
                  Exhibit 4(c) to Registration Statement on Form S-1, File No.
                  333-2748 (the "April 1996 Form S-1"), and incorporated herein by reference.)

4(d)         *    Indenture (including form of Note) dated June 10, 1997
                  between InterCel, Inc. and Bankers Trust Company, as Trustee,
                  relating to the 11-1/8% Senior Notes Due 2007 of InterCel,
                  Inc. (Filed as Exhibit 4(h) to Registration Statement on Form
                  S-4, File No. 333-31399 (the "1997 Form S-4"), and
                  incorporated herein by reference.)

4(e)         *    Collateral Pledge and Security Agreement dated June 10, 1997 between InterCel, Inc. and Bankers Trust Company, as Trustee.
                  (Filed as Exhibit 4(j) to the 1997 Form S-4, and incorporated herein by reference.)

4(f)         *    Certificate of Designations, Powers, Preferences and Relative,
                  Participating or Other Rights, and the Qualifications,
                  Limitations or Restrictions Thereof, of Series A Convertible
                  Preferred Stock of InterCel, Inc. (Filed as Exhibit 10(tt) to
                  the Company's Form 10-Q filed for the quarter ended September
                  30, 1996 (the "1996 Third Quarter 10-Q"), and incorporated herein by reference.)

4(g)         *    Certificate of Designations, Powers, Preferences and
                  Relative, Participating or Other Rights, and the
                  Qualifications, Limitations or Restrictions Thereof, of Series
                  B Convertible Preferred Stock of InterCel, Inc. (Filed as
                  Exhibit 10(uu) to the 1996 Third Quarter 10-Q, and
                  incorporated herein by reference.)

4(h)         *    Certificate of Amendment to the Certificate of Designations,
                  Powers, Preferences and Relative, Participating or Other
                  Rights, and the Qualifications, Limitations or Restrictions
                  Thereof, of Series B Convertible Preferred Stock of InterCel,
                  Inc. (Filed as Exhibit 4(k) to the 1997 Form S-4, and
                  incorporated herein by reference.)

4(i)         *    Certificate of Designations, Powers, Preferences and
                  Relative, Participating or Other Rights, and the
                  Qualifications, Limitations or Restrictions Thereof, of Series
                  C Convertible Preferred Stock of InterCel, Inc. (Filed as
                  Exhibit 4(f) to the Company's Form 10-K filed for the year ended December 31, 1996 (the "1996 Form 10-K"), and
                  incorporated herein by reference.)

4(j)         *    Amended Certificate of Designations, Powers, Preferences and
                  Relative, Participating or Other Rights, and the
                  Qualifications, Limitations or Restrictions Thereof, of Series
                  C Convertible Preferred Stock of InterCel, Inc. (Filed as
                  Exhibit 4(l) to the 1997 Form S-4, and incorporated herein by reference.)

4(k)         *    Certificate of Designations, Powers, Preferences and
                  Relative, Participating or Other Rights, and the
                  Qualifications, Limitations or Restrictions Thereof, of Series
                  D Convertible Preferred Stock of InterCel, Inc. (Filed as
                  Exhibit 4(g) to the 1996 Form 10-K, and incorporated herein by reference.)

4(l)         *    Amended Certificate of Designations, Powers, Preferences and
                  Relative, Participating or Other Rights, and the
                  Qualifications, Limitations or Restrictions Thereof, of Series
                  D Convertible Preferred Stock of InterCel, Inc. (Filed as
                  Exhibit 4(m) to the 1997 Form S-4, and incorporated herein by reference.)

4(m)         *    Certificate of Designations, Powers, Preferences and Relative,
                  Participating or Other Rights, and the Qualifications,
                  Limitations or Restrictions Thereof, of Series E 6.5%
                  Cumulative Convertible Preferred Stock of Powertel, Inc.
                  (Filed as Exhibit 4(a) to the

                  Company's Form 10-Q filed for the quarter ended June 30, 1998
                  (the "1998 Second Quarter 10-Q"), and incorporated herein by reference.)

4(n)         *    Certificate of Designations, Powers, Preferences and
                  Relative, Participating or Other Rights, and the
                  Qualifications, Limitations or Restrictions Thereof, of Series
                  F 6.5% Cumulative Convertible Preferred Stock of Powertel,
                  Inc. (Filed as Exhibit 4(b) to the 1998 Second Quarter 10-Q,
                  and incorporated herein by reference.)

4(o)         *    First Supplemental Indenture dated as of June 16, 1998 to the following Indentures: Indenture dated as of February 7, 1996 for the 12% Senior Discount Notes Due 2006; Indenture dated as of April 19, 1996 for the 12% Senior Discount Notes Due 2006;
                  Indenture dated as of June 10, 1997 for the 11 1/8% Senior
                  Notes Due 2007. (Filed as Exhibit 4(c) to the 1998 Second
                  Quarter 10-Q, and incorporated herein by reference.)

5(a)              Opinion of Morris, Manning & Martin, LLP.

10(a)        *    Software License Agreement between InterCel, Inc. and
                  Systematics Telecommunications Services, Inc. dated July 24,
                  1992. (Filed as Exhibit 10(aa) to the Company's Form 10-KSB
                  filed for the year ended December 31, 1992, and incorporated herein by reference.)

10(b)        *    Directors and Officers Insurance and Company Reimbursement
                  Policy. (Filed as Exhibit 10(ii) to Registration Statement on
                  Form S-1, File No. 33-72734 (the "1993 Form S-1"), and
                  incorporated herein by reference.)

10(c)        *    Form of Indemnity Agreement. (Filed as Exhibit 10(jj) to the
                  1993 Form S-1, and incorporated herein by reference.)

10(d)        *    InterCel, Inc. 1995 Employee Restricted Stock Plan (as
                  amended on November 17, 1995). (Filed as Exhibit 10(e) to the
                  February 1996 Form S-1, and incorporated herein by reference.)

10(e)        *    InterCel, Inc. Amended and Restated 1991 Stock Option Plan.
                  (Filed as Appendix C to the Company's Definitive Proxy
                  Statement for the 1999 Annual Meeting of Stockholders, and
                  incorporated herein by reference.)

10(f)        *    InterCel, Inc. Amended Nonemployee Stock Option Plan. (Filed
                  as Exhibit 10(q) to the Company's Form 10-K filed for the year ended December 31, 1994 (the "1994 Form 10-K"), and
                  incorporated herein by reference.)

10(g)        *    Directed Employee Benefit Trust Agreement between The
                  Charles Schwab Trust Company and InterCel, Inc. (Filed as
                  Exhibit 10(jjjj) to the 1994 Form 10-K, and incorporated
                  herein by reference.)

10(h)        *    Second Amendment to InterCel, Inc. Pension Plan dated as of
                  August 2, 1996. (Filed as Exhibit 10(ss) to the 1996 Third
                  Quarter 10-Q, and incorporated herein by reference.)

10(i)        *    InterCel, Inc. 401(k) Profit Sharing Plan. (Filed as Exhibit
                  10(j) to the February 1996 Form S-1, and incorporated herein by reference.)

10(j)        *    Defined Benefit Pension Plan and Trust Adoption Agreement
                  (Unity Telephone Company) dated as of January 15, 1984. (Filed as Exhibit 10(ss) to the 1993 Form S-1, and incorporated
                  herein by reference.)

10(k)        *    Defined Benefit Pension Plan (Unity Telephone Company). (Filed
                  as Exhibit 10(tt) to the 1993 Form S-1, and incorporated
                  herein by reference.)

10(l)        *    Amendment to Unity Telephone Pension Plan dated June 29, 1992.
                  (Filed as Exhibit 10(uu) to the 1993 Form S-1, and
                  incorporated herein by reference.)

10(m)        *    ITC Holding Company Inc. Employees Pension Plan and Trust (as
                  amended on December 15, 1994). (Filed as Exhibit 10(zz) to the
                  February 1996 Form S-1, and incorporated herein by reference.)

10(n)        *    DMS-MTX Cellular Supply Agreement dated March 29, 1995
                  between InterCel, Inc. and Northern Telecom Inc. (Filed as
                  Exhibit 10(pp) to the February 1996 Form S-1, and incorporated herein by reference.)

10(o)        *    Amendment No. 1 to DMS-MTX Cellular Supply Agreement between
                  InterCel, Inc. and Northern Telecom Inc. dated August 9, 1995.
                  (Filed as Exhibit 10(qq) to the February 1996 Form S-1, and
                  incorporated herein by reference.)

10(p)        *    Information and Network Products and Services Agreement
                  dated June 16, 1994 between InterCel, Inc. and GTE
                  Telecommunications Service Incorporated. (Filed as Exhibit
                  10(uu) to the February 1996 Form S-1, and incorporated herein by reference.)

10(q)        *    Credit Agreement dated as of March 4, 1996 among InterCel
                  PCS Services, Inc., as Borrower, Ericsson Inc., as Initial
                  Lender, and Ericsson Inc. as Agent. (Filed as Exhibit 10(nn)
                  to the April 1996 Form S-1, and incorporated herein by
                  reference.)

10(r)        *    Amendment No. 1 to the Credit Agreement by and among
                  Powertel, Inc., as Borrower, Ericsson Inc., as Initial Lender,
                  and Ericsson Inc., as Agent, dated as of October 31, 1996.
                  (Filed as Exhibit 10(ww) to the 1996 Third Quarter 10-Q and
                  incorporated herein by reference.)

10(s)        *    Amendment No. 2 to the Credit Agreement by and among
                  Powertel, Inc., as Borrower, Ericsson Project Finance A.B., as
                  Lender, and Ericsson Inc., as Agent, dated as of March 31,
                  1997. (Filed as Exhibit 10(e) to the 1997 Form S-4, and
                  incorporated herein by reference.)

10(t)        *    Amendment No. 3 to the Credit Agreement by and among
                  Powertel PCS, Inc., as Borrower, Goldman Sachs Credit Partners
                  L.P., as Lender, and Ericsson Inc., as Agent, dated as of June
                  26, 1997. (Filed as Exhibit 10(f) to the 1997 Form S-4, and
                  incorporated herein by reference.)

10(u)        *    Amendment No. 4 to the Credit Agreement by and among
                  Powertel PCS, Inc., as Borrower, Goldman Sachs Credit Partners
                  L.P., as Lender, and Ericsson Inc., as Agent, dated as of
                  November 18, 1997. (Filed as Exhibit 10(u) to the Company's
                  Form 10-K for the year ended December 31, 1997 (the "1997 Form
                  10-K") and incorporated herein by reference.)

10(v)        *    Amendment No. 5 to the Credit Agreement by and among
                  Powertel PCS, Inc., as Borrower, Goldman Sachs Credit Partners
                  L.P., as Lender, and Ericsson Inc., as Agent, dated as of
                  December 23, 1997. (Filed as Exhibit 10(v) to the 1997 Form
                  10-K, and incorporated herein by reference.)

10(w)        *    Acquisition Agreement dated as of March 4, 1996 between
                  InterCel PCS Services, Inc. and Ericsson Inc. (Filed as
                  Exhibit 10(rr) to the April 1996 Form S-1, and incorporated herein by reference.)

10(x)        *    Amendment No. 1 to the Acquisition Agreement for Ericsson
                  CMS 40 Personal Communications Systems dated as of September
                  2, 1997 between Powertel PCS, Inc. and Ericsson Inc. (Filed as
                  Exhibit 10(j) to the Company's Form 10-Q filed for the quarter ended September 30, 1997, and incorporated herein by
                  reference.)

10(y)        *    License Agreement between LHS Communications, Inc. and
                  Powertel, Inc. dated August 2, 1996. (Filed as Exhibit 10(vv)
                  to the 1996 Third Quarter 10-Q, and incorporated herein by reference.)

10(z)        *    Agreement between BellSouth Telecommunications, Inc. and
                  Powertel, Inc. effective as of April 1, 1997. (Filed as
                  Exhibit 10(qq) to the Company's Form 10-Q filed for the
                  quarter ended March 31, 1997, and incorporated herein by
                  reference.)

10(aa)       *    Stock Purchase Agreement dated as of May 23, 1997 between
                  InterCel, Inc. and SCANA Communications, Inc. (Filed as
                  Exhibit 10(c) to the 1997 Form S-4, and incorporated herein by reference.)

10(bb)       *    Stock Purchase Agreement dated as of May 23, 1997 between
                  InterCel, Inc. and The Huff Alternative Income Fund, L.P.
                  (Filed as Exhibit 10(a) to the 1997 Form S-4, and incorporated herein by reference.)

10(cc)       *    First Amendment to Interconnection Agreement between Powertel,
                  Inc. and BellSouth Telecommunications, Inc. effective as of
                  April 1, 1997. (Filed as Exhibit 10(mm) to the 1997 Form 10-K,
                  and incorporated herein by reference.)

10(dd)       *    Powertel 401(k) Profit Sharing Plan (as amended and restated
                  effective January 1, 1997, and as renamed effective July 1,
                  1997). (Filed as Exhibit 10(nn) to the 1997 Form 10-K, and
                  incorporated herein by reference.)

10(ee)       *    Stock Purchase Agreement dated June 22, 1998, by and between
                  Powertel, Inc. and SCANA Communications, Inc. (Filed as
                  Exhibit 10(a) to the 1998 Second Quarter 10-Q, and
                  incorporated herein by reference.)

10(ff)       *    Stock Purchase Agreement dated June 22, 1998, by and between
                  Powertel, Inc. and ITC Wireless, Inc. (Filed as Exhibit 10(b)
                  to the 1998 Second Quarter 10-Q, and incorporated herein by reference.)

10(gg)       *    Amended and Restated Credit Agreement dated as of February
                  6, 1998, among Powertel PCS, Inc., the Banks and Other
                  Financial Institutions Listed on the Signature Pages thereof,
                  Ericsson Inc., as Agent, and National Westminster Bank PLC, as
                  Administrative Agent for the Lenders. (Filed as Exhibit (10(a)
                  to the Company's

                  Form 10-Q filed for the quarter ended March 31, 1998, and incorporated herein by reference.) +

10(hh)       *    Letter Agreement dated April 22, 1998 by and among Powertel
                  PCS, Inc., Ericsson Inc., National Westminster Bank plc., GE
                  Capital and the lenders consenting thereto relating to the
                  Credit Facility. (Filed as Exhibit 10(c) to the 1998 Second
                  Quarter 10-Q, and incorporated herein by reference.)

13(a)        *    Powertel, Inc. Annual Report on Form 10-K for the year ended
                  December 31, 1999. (Filed on March 29, 2000 and incorporated herein by reference.)

23(a)             Consent of Arthur Andersen LLP.

23(b)             Consent of Morris, Manning & Martin, LLP (included in Exhibit
                  5(a)).

24                Powers of Attorney for the following individuals: Campbell B.
                  Lanier, III; Allen E. Smith; Fred G. Astor, Jr.; Donald W.
                  Burton; William H. Scott, III; and Donald W. Weber. (Filed as
                  Exhibit 24(c) to Post-Effective Amendment No. 1 to Form S-1,
                  File No. 33-96218, filed on August 7, 1996, and incorporated herein by reference.)

-----------------------
*        Previously filed.
** The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request, as provided in Item 601(b)(2) of Regulation S-K.
+ Confidential treatment has been granted for certain confidential portions of this exhibit pursuant to Rule 24(b)(2) under the Exchange Act. In accordance with Rule 24(b)(2), these confidential portions have been omitted from this exhibit and filed separately with the Commission.


ITEM 17. UNDERTAKINGS.

         We hereby undertake:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) and (b) above do not apply if this registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         We hereby undertake that, for the purpose of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Powertel, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, State of Georgia, on this 20th day of April, 2000.

                                 POWERTEL, INC.


                                 By:  /s/ Allen E. Smith
                                      -----------------------------------------
                                      Allen E. Smith
                                      President/Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed below and on the 20th day of April, 2000.

Signatures                                                      Title
----------                                                      -----


 *                                                              Chairman of the Board of Directors
-----------------------------------------------------
              Campbell B. Lanier, III


/s/ Allen E. Smith                                              Chief Executive Officer, President
-----------------------------------------------------             and Director
              Allen E. Smith                                     (Principal Executive Officer)


 *                                                               Chief Financial Officer and
-----------------------------------------------------            Executive Vice President
                 Fred G. Astor, Jr.                              (Principal Financial and
                                                                 Accounting Officer)


 *                                                                 Director
-----------------------------------------------------
                  Donald W. Burton


 *                                                                 Director
-----------------------------------------------------
                  O. Gene Gabbard


                                                                   Director
-----------------------------------------------------
                  Ann M. Milligan


 *                                                                 Director
-----------------------------------------------------
               William H. Scott, III


                                                                   Director
-----------------------------------------------------
                William B. Timmerman


 *                                                                 Director
-----------------------------------------------------
                  Donald W. Weber


*By  /s/ Allen E. Smith
     ------------------------------------------------
                   Allen E. Smith
                  Attorney-in-Fact